FACE OF SECURITY
                             Fixed Rate Senior Note



REGISTERED                                                 REGISTERED
No. FXR - 14                                               $9,500,000
                                                           CUSIP: 00079FAP7



     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



                                                ABN AMRO BANK N.V.
                                     SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                                   (Fixed Rate)

                             11.50% Reverse Exchangeable Securities due March 6, 2003
                                 linked to common stock of The Walt Disney Company

===================================================================================================================
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE:               MATURITY DATE:
   March 6, 2002                 DATE: N/A                11.50% per annum              March 6, 2003
-------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
   DATE: March 6, 2002           PERCENTAGE: N/A            DATES: September 6,          REPAYMENT DATE:
                                                            2002 and March 6, 2003       N/A
-------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
U.S. Dollars                     PERCENTAGE                   PERIOD: Semi-annually        MODIFIED
                                 REDUCTION: N/A                                            PAYMENT UPON
                                                                                           ACCELERATION:
                                                                                           N/A (But see "Alternate
                                                                                           Exchange Calculation in
                                                                                           case of an Event of
                                                                                           Default")
-------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
   CURRENCY                      PERIOD: N/A                  ANNUAL INTEREST           N/A
   OTHER THAN U.S.                                            PAYMENTS: N/A
   DOLLARS, OPTION
   TO ELECT
   PAYMENT IN U.S.
   DOLLARS: N/A
-------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                           ORIGINAL YIELD TO
   AGENT: N/A                                                                           MATURITY: N/A
OTHER PROVISIONS:
   (see below)
===================================================================================================================



Initial Price............................    $23.99 per Underlying Share divided
                                             by the Exchange Factor.

Underlying Shares .......................    Common stock of the Underlying
                                             Company, par value $0.01 per share.

Underlying Company ......................    The Walt Disney Company

Minimum Denominations....................    $1,000 and integral multiples
                                             thereof.

Payment at Maturity:.....................    At maturity, the Issuer shall pay
                                             or deliver for each $1,000
                                             principal amount of Notes, either
                                             (i) a cash payment equal to $1,000,
                                             if the Determination Price on the
                                             Determination Date of the
                                             Underlying Shares is at or above
                                             the Initial Price, or (ii) the
                                             number of Underlying Shares equal
                                             to the Stock Redemption Amount, if
                                             the Determination Price on the
                                             Determination Date of the
                                             Underlying Shares is lower than the
                                             Initial Price. The Issuer shall pay
                                             cash in lieu of delivering
                                             fractional Underlying Shares in an
                                             amount equal to the corresponding
                                             fractional Closing Price of the
                                             Underlying Shares as determined by
                                             the Calculation Agent on the
                                             Determination Date. If the Issuer
                                             is required to deliver Underlying
                                             Shares pursuant to the terms of the
                                             Notes, it shall, or cause the
                                             Calculation Agent to, provide
                                             written notice to the Trustee at
                                             its New York office, on which
                                             notice the Trustee may conclusively
                                             rely, of the Stock Redemption
                                             Amount, on or prior to the Issuer
                                             Notice Date. The Issuer shall, or
                                             shall cause the Calculation Agent
                                             to, deliver such Underlying Shares
                                             (and/or Exchange Property, if
                                             applicable) to the Trustee for
                                             delivery to the Holders.

Stock Redemption Amount:.................    The Calculation Agent shall
                                             determine the Stock Redemption
                                             Amount for each $1,000 principal
                                             amount of Notes on the
                                             Determination Date by dividing
                                             $1,000 by the Initial Price. The
                                             number of Underlying Shares to be
                                             delivered at maturity shall be
                                             subject to any applicable
                                             adjustments (i) to the Exchange
                                             Factor and (ii) in the Exchange
                                             Property, as
                                             defined in paragraph 5 under
                                             "Adjustment Events" below, to be
                                             delivered instead of, or in
                                             addition to, such Underlying Shares
                                             in each case as a result of any
                                             corporate event described under
                                             "Adjustment Events" below.


Determination Date:......................    The third Business Day prior to the
                                             Maturity Date, or if such day is
                                             not a Trading Day, the immediately
                                             succeeding Trading Day; provided
                                             that the Determination Date shall
                                             be no later than the second
                                             scheduled Trading Day preceding the
                                             Maturity Date, notwithstanding the
                                             occurrence of a Market Disruption
                                             Event on such second scheduled
                                             Trading Day.

Determination Price:.....................    The Closing Price per Underlying
                                             Share on the Determination Date, as
                                             determined by the Calculation
                                             Agent.

Closing Price............................    If the Underlying Shares (or any
                                             other security for which a Closing
                                             Price must be determined) are
                                             listed on a U.S. securities
                                             exchange registered under the
                                             Exchange Act is a security of The
                                             Nasdaq National Market or is
                                             included in the OTC Bulletin Board
                                             Service (the "OTC Bulletin Board"),
                                             operated by the National
                                             Association of Securities Dealers,
                                             Inc., the Closing Price for one
                                             Underlying Share (or one unit of
                                             any such other security) on any
                                             Trading Day means (i) the last
                                             reported sale price, regular way,
                                             in the principal trading session on
                                             such day on the principal
                                             securities exchange on which the
                                             Underlying Shares (or any such
                                             other security) are listed or
                                             admitted to trading or (ii) if not
                                             listed or admitted to trading on
                                             any such securities exchange or if
                                             such last reported sale price is
                                             not obtainable (even if the
                                             Underlying Shares (or other such
                                             security) are listed or admitted to
                                             trading on such securities
                                             exchange), the last reported sale
                                             price in the principal trading
                                             session on the over-the-counter
                                             market as reported on The Nasdaq
                                             National Market or OTC Bulletin
                                             Board on such day. If the last
                                             reported sale price is not
                                             available pursuant to clause (i) or
                                             (ii) of the preceding
                                             sentence, the Closing Price for any
                                             Trading Day shall be the mean, as
                                             determined by the Calculation
                                             Agent, of the bid prices for the
                                             Underlying Shares (or any such
                                             other security) obtained from as
                                             many dealers in such security
                                             (which may include AAI or any of
                                             the Issuer's other subsidiaries or
                                             affiliates), but not exceeding
                                             three, as will make such bid prices
                                             available to the Calculation Agent.
                                             A "security of The Nasdaq National
                                             Market" shall include a security
                                             included in any successor to such
                                             system and the term "OTC Bulletin
                                             Board Service" shall include any
                                             successor service thereto.

Issuer Notice Date.......................    The Business Day immediately
                                             succeeding the Determination Date;
                                             provided that the Issuer Notice
                                             Date shall be no later than the
                                             second scheduled Trading Day
                                             preceding the Maturity Date,
                                             notwithstanding the occurrence of a
                                             Market Disruption Event on such
                                             scheduled Trading Day.


Trading Day:.............................    A day, as determined by the
                                             Calculation Agent, on which trading
                                             is generally conducted on the New
                                             York Stock Exchange, the American
                                             Stock Exchange Inc., the Nasdaq
                                             National Market, the Chicago
                                             Mercantile Exchange, and the
                                             Chicago Board of Options Exchange
                                             and in the over-the- counter market
                                             for equity securities in the United
                                             States and on which a Market
                                             Disruption Event has not occurred.

Market Disruption Event:.................    Means, with respect to the
                                             Underlying Shares:

                                                (i) a suspension, absence or
                                                material limitation of trading
                                                of the Underlying Shares on the
                                                primary market for the
                                                Underlying Shares for more than
                                                two hours of trading or during
                                                the one-half hour period
                                                preceding the close of trading
                                                in such market; or a breakdown
                                                or failure in the price and
                                                trade reporting systems of the
                                                primary market for the
                                                Underlying Shares that is, in
                                                the sole discretion of the
                                                Calculation Agent, material;

                                             or the suspension, absence or
                                             material limitation on the primary
                                             market for trading in futures or
                                             options contracts related to the
                                             Underlying Shares, if available,
                                             during the one-half hour period
                                             preceding the close of trading in
                                             the applicable market, in each case
                                             as determined by the Calculation
                                             Agent in its sole discretion; and

                                                  (ii) a determination by the
                                                Calculation Agent in its sole
                                                discretion that the event
                                                described in clause (i) above
                                                materially interfered with the
                                                Issuer's ability or the ability
                                                of any of the Issuer's
                                                affiliates to unwind or adjust
                                                all or a material portion of the
                                                hedge with respect to the Notes.

                                             For purposes of determining whether
                                             a Market Disruption Event has
                                             occurred: (1) a limitation on the
                                             hours or number of days of trading
                                             will not constitute a Market
                                             Disruption Event if it results from
                                             an announced change in the regular
                                             business hours of the relevant
                                             exchange; (2) a decision to
                                             permanently discontinue trading in
                                             the relevant futures or options
                                             contract will not constitute a
                                             Market Disruption Event; (3)
                                             limitations pursuant to New York
                                             Stock Exchange Inc. Rule 80A (or
                                             any applicable rule or regulation
                                             enacted or promulgated by the New
                                             York Stock Exchange Inc., any other
                                             self- regulatory organization or
                                             the Commission of similar scope as
                                             determined by the Calculation
                                             Agent) on trading during
                                             significant market fluctuations
                                             shall constitute a suspension,
                                             absence or material limitation of
                                             trading; (4) a suspension of
                                             trading in futures or options
                                             contracts on the Underlying Shares
                                             by the primary securities market
                                             trading in such futures or options,
                                             if available, by reason of (x) a
                                             price change exceeding limits set
                                             by such securities exchange or
                                             market, (y) an imbalance of orders
                                             relating to such contracts or (z) a
                                             disparity in bid and ask quotes
                                             relating to such contracts will
                                             constitute a suspension, absence or
                                             material
                                             limitation of trading in futures or
                                             options contracts related to the
                                             Underlying Shares; and (5) a
                                             suspension, absence or material
                                             limitation of trading on the
                                             primary securities market on which
                                             futures or options contracts
                                             related to the Underlying Shares
                                             are traded will not include any
                                             time when such securities market is
                                             itself closed for trading under
                                             ordinary circumstances.

                                             The Calculation Agent shall as soon
                                             as reasonably practicable under the
                                             circumstances notify the Issuer,
                                             the Trustee, the Depository Trust
                                             Company and the Agents of the
                                             existence or occurrence of a Market
                                             Disruption Event on any day that
                                             but for the occurrence or existence
                                             of a Market Disruption Event would
                                             have been the Determination Date.

Exchange Factor..........................    The Exchange Factor shall initially
                                             be 1.0, but shall be subject to
                                             adjustment by the Calculation Agent
                                             upon the occurrence of certain
                                             corporate events affecting the
                                             Underlying Shares though and
                                             including the Determination Date.
                                             See "Adjustment Events" below.

Adjustment Events:.......................    The Exchange Factor or the amount
                                             paid at maturity (in the case of
                                             paragraph 5 below) shall be
                                             adjusted as follows:

                                             1. If the Underlying Shares are
                                             subject to a stock split or reverse
                                             stock split, then once such split
                                             has become effective, the Exchange
                                             Factor shall be adjusted to equal
                                             the product of the prior Exchange
                                             Factor and the number of shares
                                             issued in such stock split or
                                             reverse stock split with respect to
                                             one Underlying Share.

                                             2. If the Underlying Shares are
                                             subject (i) to a stock dividend
                                             (issuance of additional Underlying
                                             Shares) that is given ratably to
                                             all holders of Underlying Shares or
                                             (ii) to a distribution of the
                                             Underlying Shares as a result of
                                             the triggering of any provision of
                                             the corporate charter of the
                                             Underlying Company, in each case
                                             other than a stock split described
                                             in paragraph 1, then once the
                                             dividend has become
                                             effective and the Underlying Shares
                                             are trading ex-dividend, the
                                             Exchange Factor shall be adjusted
                                             so that the new Exchange Factor
                                             shall equal the prior Exchange
                                             Factor plus the product of (i) the
                                             number of shares issued with
                                             respect to one Underlying Share and
                                             (ii) the prior Exchange Factor.

                                             3. There shall be no adjustments to
                                             the Exchange Factor to reflect cash
                                             dividends or other distributions
                                             paid with respect to the Underlying
                                             Shares other than Extraordinary
                                             Dividends as described below
                                             (except that distributions
                                             described in paragraph 2 above
                                             shall not be subject to this
                                             paragraph). A cash dividend or
                                             other distribution with respect to
                                             the Underlying Shares shall be
                                             deemed to be an "Extraordinary
                                             Dividend" if such dividend or other
                                             distribution exceeds the
                                             immediately preceding
                                             non-Extraordinary Dividend for the
                                             Underlying Shares by an amount
                                             equal to at least 10% of the
                                             closing price of the Underlying
                                             Shares (as adjusted for any
                                             subsequent corporate event
                                             requiring an adjustment hereunder,
                                             such as a stock split or reverse
                                             stock split) on the Trading Day
                                             preceding the ex-dividend date for
                                             the payment of such Extraordinary
                                             Dividend (the "ex-dividend date").
                                             If an Extraordinary Dividend occurs
                                             with respect to the Underlying
                                             Shares, the Exchange Factor with
                                             respect to the Underlying Shares
                                             will be adjusted on the ex-
                                             dividend date with respect to such
                                             Extraordinary Dividend so that the
                                             new Exchange Factor will equal the
                                             product of (i) the then current
                                             Exchange Factor and (ii) a
                                             fraction, the numerator of which is
                                             the Closing Price on the Trading
                                             Day preceding the ex-dividend date,
                                             and the denominator of which is the
                                             amount by which the Closing Price
                                             on the Trading Day preceding the
                                             ex-dividend date exceeds the
                                             Extraordinary Dividend Amount. The
                                             "Extraordinary Dividend Amount"
                                             with respect to an Extraordinary
                                             Dividend for the Underlying Shares
                                             shall equal (i) in the case of cash
                                             dividends or other distributions
                                             that constitute regular dividends,
                                             the amount per share of such
                                             Extraordinary Dividend minus the
                                             amount per share of the immediately
                                             preceding non- Extraordinary
                                             Dividend for the Underlying Shares
                                             or (ii) in the case of cash
                                             dividends or other distributions
                                             that do not constitute regular
                                             dividends, the amount per share of
                                             such Extraordinary Dividend. To the
                                             extent an Extraordinary Dividend is
                                             not paid in cash, the value of the
                                             non-cash component will be
                                             determined by the Calculation
                                             Agent, whose determination shall be
                                             conclusive. A distribution on the
                                             Underlying Shares described in
                                             clause (i), clause (iv) or clause
                                             (v) of paragraph 5 below that also
                                             constitutes an Extraordinary
                                             Dividend shall not cause an
                                             adjustment to the Exchange Factor
                                             pursuant to this paragraph 3.

                                             4. If the Underlying Company issues
                                             rights or warrants to all holders
                                             of the Underlying Shares to
                                             subscribe for or purchase
                                             Underlying Shares at an exercise
                                             price per share less than the
                                             Closing Price of the Underlying
                                             Shares on both (i) the date the
                                             exercise price of such rights or
                                             warrants is determined and (ii) the
                                             expiration date of such rights or
                                             warrants, and if the expiration
                                             date of such rights or warrants
                                             precedes the maturity of this Note,
                                             then the Exchange Factor shall be
                                             adjusted to equal the product of
                                             the prior Exchange Factor and a
                                             fraction, the numerator of which
                                             shall be the number of Underlying
                                             Shares outstanding immediately
                                             prior to the issuance of such
                                             rights or warrants plus the number
                                             of additional Underlying Shares
                                             offered for subscription or
                                             purchase pursuant to such rights or
                                             warrants and the denominator of
                                             which shall be the number of
                                             Underlying Shares outstanding
                                             immediately prior to the issuance
                                             of such rights or warrants plus the
                                             number of additional Underlying
                                             Shares which the aggregate offering
                                             price of the total number of shares
                                             of the Underlying Shares
                                             so offered for subscription or
                                             purchase pursuant to such rights or
                                             warrants would purchase at the
                                             Closing Price on the expiration
                                             date of such rights or warrants,
                                             which shall be determined by
                                             multiplying such total number of
                                             shares offered by the exercise
                                             price of such rights or warrants
                                             and dividing the product so
                                             obtained by such Closing Price.

                                             5. If a Reorganization Event (as
                                             defined below) occurs, each holder
                                             of Securities will receive at
                                             maturity, in respect of each $1,000
                                             principal amount of each Security,
                                             the lesser of: (i) $1,000 in cash
                                             or (ii) Exchange Property (as
                                             defined below) in an amount with a
                                             value equal to the product of the
                                             stock redemption amount times the
                                             Transaction Value (as defined
                                             below). In the case of a
                                             Reorganization Event that is the
                                             result of any issuance of tracking
                                             stock by the Underlying Company or
                                             a Spin-off Event (as defined
                                             below), the Issuer may, in lieu of
                                             clause (ii) above, elect to deliver
                                             Exchange Property consisting solely
                                             of the reclassified Underlying
                                             Shares (in the case of an issuance
                                             of tracking stock) or the
                                             Underlying Shares with respect to
                                             which the spun-off security was
                                             issued (in the case of a Spin-off
                                             Event) and pay the cash value of
                                             such tracking stock or spun-off
                                             security as of the determination
                                             date. If the Issuer elects to
                                             deliver cash pursuant to the
                                             immediately preceding sentence, the
                                             Issuer will provide notice to
                                             holders of Securities as soon as
                                             practicable after the date of such
                                             Reorganization Event.

                                               "Reorganization Event" means (i)
                                                 there has occurred any
                                                 reclassification or change with
                                                 respect to the Underlying
                                                 Shares, including, without
                                                 limitation, as a result of the
                                                 issuance of any tracking stock
                                                 by the Underlying Company; (ii)
                                                 the Underlying Company or any
                                                 surviving entity or subsequent
                                                 surviving entity of the
                                                 Underlying Company (an
                                                 "Underlying

                                                 Company Successor") has been
                                                 subject to a merger,
                                                 combination or consolidation
                                                 and is not the surviving
                                                 entity; (iii) any statutory
                                                 exchange of securities of the
                                                 Underlying Company or any
                                                 Underlying Company Successor
                                                 with another corporation occurs
                                                 (other than pursuant to clause
                                                 (ii) above); (iv) the
                                                 Underlying Company is
                                                 liquidated; (v) the Underlying
                                                 Company issues to all of its
                                                 shareholders equity securities
                                                 of an issuer other than the
                                                 Underlying Company (other than
                                                 in a transaction described in
                                                 clauses (ii), (iii) or (iv)
                                                 above) (a "Spin-off Event"); or
                                                 (vi) a tender or exchange offer
                                                 or going- private transaction
                                                 is consummated for all the
                                                 outstanding Underlying Shares.

                                               "Exchange Property" means
                                                 securities, cash or any other
                                                 assets distributed to holders
                                                 of the Underlying Shares in any
                                                 Reorganization Event,
                                                 including, in the case of the
                                                 issuance of tracking stock, the
                                                 reclassified Underlying Shares
                                                 and, in the case of a Spin-off
                                                 Event, the Underlying Shares
                                                 with respect to which the
                                                 spun-off security was issued.

                                               "Transaction Value", at any date,
                                                 means (i) for any cash received
                                                 in any such Reorganization
                                                 Event, the amount of cash
                                                 received per Underlying Share;
                                                 (ii) for any property other
                                                 than cash or securities
                                                 received in any such
                                                 Reorganization Event, the
                                                 market value, as determined by
                                                 the calculation agent, as of
                                                 the date of receipt, of such
                                                 Exchange Property received for
                                                 each Underlying Share; and
                                                 (iii) for any security received
                                                 in any such Reorganization
                                                 Event (including in the case of
                                                 the issuance of tracking stock,
                                                 the reclassified Underlying
                                                 Shares and, in the case of a
                                                 Spin-off Event, the Underlying

                                                 Shares with respect to which
                                                 the spun-off security was
                                                 issued), an amount equal to the
                                                 closing price, as of the
                                                 determination date, per share
                                                 of such security multiplied by
                                                 the quantity of such security
                                                 received for each Underlying
                                                 Share.

                                               If Exchange Property consists of
                                               more than one type of property,
                                               holders of Securities will
                                               receive at maturity a pro rata
                                               share of each such type of
                                               Exchange Property in proportion
                                               to the quantity of such Exchange
                                               Property received in respect of
                                               each Underlying Share. If
                                               Exchange Property includes a cash
                                               component, holders will not
                                               receive any interest accrued on
                                               such cash component. In the event
                                               Exchange Property consists of
                                               securities, those securities
                                               will, in turn, be subject to the
                                               antidilution adjustments set
                                               forth in paragraphs 1 through 5.

                                               For purposes of this paragraph 5,
                                               in the case of a consummated
                                               tender or exchange offer or
                                               going-private transaction
                                               involving Exchange Property of a
                                               particular type, Exchange
                                               Property shall be deemed to
                                               include the amount of cash or
                                               other property paid by the
                                               offeror in the tender or exchange
                                               offer with respect to such
                                               Exchange Property (in an amount
                                               determined on the basis of the
                                               rate of exchange in such tender
                                               or exchange offer or
                                               going-private transaction). In
                                               the event of a tender or exchange
                                               offer or a going-private
                                               transaction with respect to
                                               Exchange Property in which an
                                               offeree may elect to receive cash
                                               or other property, Exchange
                                               Property shall be deemed to
                                               include the kind and amount of
                                               cash and other property received
                                               by offerees who elect to receive
                                               cash.

                                             No adjustments to the Exchange
                                             Factor shall be
                                             required unless such adjustment
                                             would require a change of at least
                                             0.1% in the Exchange Factor then in
                                             effect. The Exchange Factor
                                             resulting from any of the
                                             adjustments specified above shall
                                             be rounded to the nearest one
                                             hundred- thousandth with five
                                             one-millionths being rounded
                                             upward.

                                             No adjustments to the Exchange
                                             Factor or method of calculating the
                                             Exchange Factor shall be required
                                             other than those specified above.
                                             However, the Issuer may, at its
                                             sole discretion, cause the
                                             Calculation Agent to make
                                             additional changes to the Exchange
                                             Factor upon the occurrence of
                                             corporate or other similar events
                                             that affect or could potentially
                                             affect market prices of, or
                                             shareholders' rights in, the
                                             Underlying Shares (or other
                                             Exchange Property) but only to
                                             reflect such changes, and not with
                                             the aim of changing relative
                                             investment risk. The adjustments
                                             specified above do not cover all
                                             events that could affect the market
                                             price or the Closing Price of the
                                             Underlying Shares, including,
                                             without limitation, a partial
                                             tender or partial exchange offer
                                             for the Underlying Shares.


                                             The Calculation Agent shall be
                                             solely responsible for the
                                             determination and calculation of
                                             any adjustments to the Exchange
                                             Factor or method of calculating the
                                             Exchange Factor and of any related
                                             determinations and calculations
                                             with respect to any distributions
                                             of stock, other securities or other
                                             property or assets (including cash)
                                             in connection with any
                                             Reorganization Event described in
                                             paragraph 5 above, and its
                                             determinations and calculations
                                             with respect thereto shall be
                                             conclusive. The Calculation Agent
                                             will provide information as to any
                                             adjustments to the Exchange Factor
                                             or method of calculating the
                                             Exchange Factor upon written
                                             request by any Holder of this Note.

Alternate Exchange Calculation in case of
an Event of Default......................    In case an Event of Default with
                                             respect to this Note shall have
                                             occurred and be continuing, the
                                             amount declared due and payable
                                             upon any acceleration of this Note
                                             shall be determined by the
                                             Calculation Agent, and shall be
                                             equal to the principal amount of
                                             this Note plus any accrued interest
                                             to but not including the date of
                                             acceleration.

Calculation Agent........................    ABN AMRO Incorporated ("AAI").  All
                                             determinations made by the
                                             Calculation Agent will be at the
                                             sole discretion of the Calculation
                                             Agent and will, in the absence of
                                             manifest error, be conclusive for
                                             all purposes and binding on the
                                             Holders and on the Issuer.

Additional Amounts.......................    The Issuer shall, subject to
                                             certain exceptions and limitations
                                             set forth below, pay such
                                             additional amounts (the "Additional
                                             Amounts") to each holder of this
                                             Note as may be necessary in order
                                             that the net payment of the
                                             principal of this Note and any
                                             other amounts payable on this Note,
                                             after withholding for or on account
                                             of any present or future tax,
                                             assessment or governmental charge
                                             imposed upon or as a result of such
                                             payment by The Netherlands (or any
                                             political subdivision or taxing
                                             authority thereof or therein) or
                                             the jurisdiction of residence or
                                             incorporation of any successor
                                             corporation or any jurisdiction
                                             from or through which any amount is
                                             paid by the Issuer or a successor
                                             corporation, will not be less than
                                             the amount provided for in this
                                             Note to be then due and payable.
                                             The Issuer shall not, however, be
                                             required to make any payment of
                                             Additional Amounts to any such
                                             holder for or on account of:

                                             (a) any such tax, assessment or
                                                 other governmental charge that
                                                 would not have been so imposed
                                                 but for (i) the existence of
                                                 any present or former
                                                 connection between such holder
                                                 (or between a fiduciary,
                                                 settlor, beneficiary, member or
                                                 shareholder of such holder, if
                                                 such holder is an estate, a
                                                 trust, a partnership or a
                                                 corporation) and The
                                                 Netherlands and its
                                                 possessions, including, without
                                                 limitation, such holder (or
                                                 such fiduciary, settlor,
                                                 beneficiary, member or
                                                 shareholder) being or having
                                                 been a citizen or resident
                                                 thereof or being or having been
                                                 engaged in a trade or business
                                                 or present therein or having,
                                                 or having had, a permanent
                                                 establishment therein or (ii)
                                                 the presentation, where
                                                 presentation is required, by
                                                 the holder of this Note for
                                                 payment on a date more than 30
                                                 days after the date on which
                                                 such payment became due and
                                                 payable or the date on which
                                                 payment thereof is duly
                                                 provided for, whichever occurs
                                                 later;

                                             (b) any estate, inheritance, gift,
                                                 sales, transfer or personal
                                                 property tax or any similar
                                                 tax, assessment or governmental
                                                 charge;

                                             (c) any tax, assessment or other
                                                 governmental charge that is
                                                 payable otherwise than by
                                                 withholding from payments on or
                                                 in respect of this Note;

                                             (d) any tax, assessment or other
                                                 governmental charge required to
                                                 be withheld by any paying agent
                                                 from any payment of principal
                                                 of, or supplemental redemption
                                                 amount on, this Note, if such
                                                 payment can be made without
                                                 such withholding by
                                                 presentation of this Note to
                                                 any other paying agent;

                                             (e) any tax, assessment or other
                                                 governmental charge that would
                                                 not have been imposed but for a
                                                 holder's failure to comply with
                                                 a request addressed to the
                                                 holder or, if different, the
                                                 beneficiary of the payment, to
                                                 comply with certification,
                                                 information or other reporting
                                                 requirements concerning the
                                                 nationality, residence or
                                                 identity of the holder or
                                                 beneficial owner of this Note,
                                                 if such compliance is required
                                                 by statute or by regulation of
                                                 The Netherlands (or other
                                                 relevant jurisdiction), or of
                                                 any political subdivision or
                                                 taxing authority thereof or
                                                 therein, as a precondition to
                                                 relief or exemption from such
                                                 tax, assessment or other
                                                 governmental charge; or

                                             (f) any combination of items (a),
                                                 (b), (c), (d) or (e); nor shall
                                                 Additional Amounts be paid with
                                                 respect to any payment on this
                                                 Note to a holder who is a
                                                 fiduciary or partnership or
                                                 other than the sole beneficial
                                                 owner of such payment to the
                                                 extent such payment would be
                                                 required by the laws of The
                                                 Netherlands (or other relevant
                                                 jurisdiction), or any political
                                                 subdivision thereof, to be
                                                 included in the income, for tax
                                                 purposes, of a beneficiary or
                                                 settlor with respect to such
                                                 fiduciary or a member of such
                                                 partnership or a beneficial
                                                 owner who would not have been
                                                 entitled to the Additional
                                                 Amounts had such beneficiary,
                                                 settlor, member or beneficial
                                                 owner been the holder of this
                                                 Note.


     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $9,500,000 (UNITED STATES DOLLARS NINE MILLION FIVE HUNDRED THOUSAND), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.


     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").


     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.


     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.


     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.


     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the

Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.


         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED:                                   ABN AMRO BANK N.V.



                                         By:
                                             -----------------------------------
                                               Name:
                                               Title:


                                         By:
                                             -----------------------------------
                                               Name:
                                               Title:


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes
     referred to in the
     within-mentioned Indenture.

JPMORGAN CHASE BANK,
      as Trustee



By:
   --------------------------------------
   Authorized Officer

                               REVERSE OF SECURITY


     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment,
(i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said

Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:





       TEN COM  -   as tenants in common
       TEN ENT  -   as tenants by the entireties
       JT TEN   -   as joint tenants with right of survivorship and not as
                    tenants in common


        UNIF GIFT MIN ACT -  ______________Custodian______________
                                 (Minor)              (Cust)

        Under Uniform Gifts to Minors Act _______________________________
                                                     (State)

        Additional abbreviations may also be used though not in the above list.


                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




-----------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


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--------------------------------------------------------------------------------


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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
       ------------------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                                             OPTION TO ELECT REPAYMENT


The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:____________ ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ______________ .



Dated:
       ----------------------------------   ------------------------------------
                                            NOTICE: The signature on this Option
                                            to Elect Repayment must correspond
                                            with the name as written upon the
                                            face of the within instrument in
                                            every particular without alteration
                                            or enlargement.